REVOLVING CREDIT NOTE

$300,000.00                                                   September 18, 1995
                                                            Louisville, Kentucky


         For  the  value  received,   UNIQUEST  COMMUNICATIONS,   INC.,  a  Utah
corporation (the "Borrower"), promises to pay to the order of UNIDIAL INCORPORATED (the "Lender"), at 12910 Shelbyville Road, Suite 211, Louisville, Kentucky 40243 or such other address as the holder hereof may direct, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or, if it is less, the aggregate unpaid balance of advances made by the Lender pursuant to the Loan Agreement referred to below, together with interest on the principal of this note from time to time outstanding at an annual rate equal to two percent (2.0%) plus the "Prime Rate" as published in the Wall Street Journal, from time to time in effect. Interest on this note shall accrue from the date of this note until the entire principal balance of and all accrued interest on this note have been paid in full.

         The entire outstanding principal balance of, and all accrued but unpaid interest on this note shall be due and payable on July 1, 1997. Until the entire outstanding principal balance of, and all accrued interest on, this note has been paid, the Borrower shall pay to the Lender on November 1, 1995, and on the first day of each calendar month thereafter occurring during the term of this note, the full amount of all accrued and unpaid interest on the outstanding principal balance of this note. The Borrower shall make a principal payment in the amount of $25,000.00 on July 1, 1996. The Borrower shall make a principal payment in the amount of $30,000.00 on December 1, 1996. The Borrower shall make a principal payment of $65,000.00 on June 1, 1997. The Borrower shall make a principal payment of $120,000.00 on September 1, 1997.

         As used in this note, "Prime Rate" shall mean the annual rate published in the Wall Street Journal on the last business day of the month. The Index Rate published on the last business day of the month shall be the Index Rate for the entire month and shall be applied to the average daily balance outstanding for the month. The interest rate of this note shall be adjusted, from time to time, on the last day of the month. As of the date of this note the Index Rate is 8.75%, and the initial annual interest rate of this note is 10.75%.

         This note is issued pursuant to a Loan Agreement (the "Loan Agreement") dated as of September 18, 1995, between the Lender and the Borrower and is secured by the security interests described in the Loan Agreement, a Security Agreement, a Guaranty and a Stock Pledge Agreement. Capitalized terms not otherwise defined herein shall have the meanings given them in the Loan Agreement.

         The occurrence of an Event of Default shall be a default under this note. Upon any default under this note, the holder of this note may, at its option, and without notice, declare the entire unpaid balance of, and all accrued interest on, this note to be immediately due and payable.

         Revolving Credit Loans may be made from time to time by the Lender to the Borrower in the manner and subject to the terms and conditions set forth in the Loan Agreement. Upon the disbursement of each Revolving Credit Loan, the Lender shall record the making and amount of such loan in the Lender's books and records. The Lender shall also record in the Lender's books and records the payment by the Borrower of amounts of principal made on this note. The aggregate amount of all Revolving Credit Loans made by the Lender and recorded in the Lender's books and records less the amounts of payment of principal made by the Borrower and recorded in the Lender's books and records shall be the principal amount outstanding under this note. The information contained on the Lender's books and records shall be prima facie evidence of the unpaid amount of principal outstanding under this note.

         All or any part of the outstanding principal amount of this note may be prepaid at any time without penalty. All prepayments shall be applied in accordance with the terms of the Loan Agreement.

         Failure of the holder of this note to exercise any of its rights or remedies shall not constitute a waiver of any provision of this note or of the Loan Agreement, the Security Instruments, or the other Borrower Documents or of any of such holder's rights and remedies, not shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law. Time shall be of the essence for payment of all payments of interest and principal on this note.

         If there is any default under this note, and this note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Borrower promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this note or enforcing the holder's rights with respect to any collateral securing this note, to the extent allowed by the laws of the Commonwealth of Kentucky or any state in which any collateral for this note is situated.

         This note has been delivered in, and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

         All parties to this instrument, whether makers, sureties, guarantors, endorsers, accommodation parties or otherwise, shall be jointly and severally bound, and jointly and severally waive presentment, demand, notice or dishonor, protest, notice of protest, notice of nonpayment or no acceptance and any other notice and all due diligence or promptness that may otherwise be required by law (but not any notice required by the Borrower Documents), and all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky, of the United States of America or any state thereof. The holder of this instrument may whether one or more times, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this note (1) extend the time for payment of either principal or interest form time to time, (2) release or discharge any one or more parties liable on this note, (3) suspend the right to enforce this note with respect to any persons, (4) change, exchange or release any property in which the holder has any interest securing this note,
(5) justifiably or otherwise, impair any collateral securing this note or suspend the right to enforce against any such collateral, and (6) at any time it deems it necessary or proper, call for and should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description of both.

IN WITNESS WHEREOF, the parties have executed this revolving credit note as of the date set out in the preamble hereto, but actually on the date(s) set forth below.

                                        UNIQUEST COMMUNICATIONS, INC.


                                        By       /s/  Thomas E. Aliprandi
                                                 ------------------------------
                                                 Thomas E. Aliprandi, President

                                        Date:    2/24/96

                                        By       /s/  David E. Shepardson
                                                 ------------------------------
                                                 David E. Shepardson, III
                                                 Vice President, Treasurer

                                        Date:    2/24/96